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                                                                   EXHIBIT 23.12

                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                              August 27, 1999

Board of Directors
Metromedia International Group, Inc.
One Meadowlands Plaza
East Rutherford, NJ 07073

Ladies and Gentlemen:

    We hereby consent to the inclusion of our fairness opinion, dated May 16, 1999, addressed to the Board of Directors of Metromedia International Group, Inc. ("MMG") in the Proxy Statement/ Prospectus of MMG forming a part of MMG's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") relating to its acquisition of PLD Telekom, Inc. and to the references to our firm therein. In giving such consent we do not thereby admit that we are within the class of persons whose consent is required under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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                                DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                                By:             /s/ MICHAEL CONNOLLY
                                     -----------------------------------------
                                               Name: Michael Connolly
                                               Title: Vice President
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